Exhibit 10(w)

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT (this "Amendment") made as of _________, 2002 between FPL Group, Inc., a Florida corporation ("FPL"), and [Name] (the "Executive"). This Amendment amends the employment agreement by and between FPL and the Executive that was dated as of __________________ (the "Agreement").

1. The Agreement is hereby amended by restating Section 4 as follows:

4.    Position and Duties. During the Employment Period, the Executive's status, offices, titles, and reporting requirements with the Company or its affiliated companies or both, as the case may be, shall be commensurate with those in effect during the 90-day period immediately preceding the Effective Date. The duties and responsibilities assigned to the Executive may be increased, decreased or otherwise changed during the Employment Period, provided that the duties and responsibilities assigned to the Executive at any given time are not materially inconsistent with the Executive's status, offices, titles, and reporting requirements as in effect during the 90-day period immediately preceding the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any location less than 20 miles from such location, although the Executive understands and agrees that he may be required to travel from time to time for business purposes.

During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his time and attention during normal business hours to the business and affairs of the Company and its affiliated companies and to use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities assigned to him hereunder. During the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and devote reasonable amounts of time to the management of his and his family's personal investments and affairs, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company or its affiliated companies in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the reinstatement or continued conduct of such activities (or the reinstatement or conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company and its affiliated companies.

2. The Agreement is hereby amended by restating Section 6(c) as follows:
(c) Good Reason. The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

(i)    any failure by the Company to comply with the provisions of Section 4 of this Agreement, including without limitation, the assignment to the Executive of any duties and responsibilities that are materially inconsistent with the Executive's status, offices, titles, and reporting requirements as in effect during the 90-day period immediately preceding the Effective Date, but excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii)    any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4 hereof;
(iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

(v)    any failure by the Company to comply with and satisfy Section 13(c) of this Agreement, provided that such successor has received at least ten days prior written notice from the Company or the Executive of the requirements of Section 13(c) of the Agreement.

For purposes of this Section 6(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.
3. The Agreement is hereby amended by the addition of a new Section 15 to read as follows:

15.    Early Termination of Agreement. Anything to the contrary notwithstanding, this Agreement shall terminate immediately prior to the date upon which a "Change of Control" (as defined in the Executive Retention Employment Agreement, dated as of ___, 2002, by and between the Company and the Executive) occurs. Upon such a termination, the Executive shall have no rights hereunder other than in respect of any amounts or benefits that may be then due or owing as a result of the prior termination of the Executive's employment during the Employment Period.

4.    The Executive hereby acknowledges that (1) as of,[one day prior to the effective date of the amendment], none of the events which constitute Good Reason (as such term was defined as of such date) had occurred since the Effective Date and (2) neither the provisions of this Amendment nor any of the provisions contained in the Executive Retention Employment Agreement dated as of [date] between the Executive and the Company shall constitute Good Reason for purposes of the Agreement.

5. Except as amended herein, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written, to be effective as of the date first written above.

FPL GROUP, INC.
By:

EXECUTIVE